Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL, INC. APPOINTS RICHARD G. WOLFORD TO THE BOARD OF DIRECTORS

Salt Lake City, Utah, September 8, 2011: Schiff Nutrition International, Inc., (NYSE: WNI), appointed former Chairman, President and Chief Executive Officer of Del Monte Foods, Richard G. Wolford, 66, to its board of directors.

Eric Weider, Schiff Nutrition’s chairman, said: “Rick brings significant experience to our team.  While at Del Monte Foods, he led efforts to develop and purchase strong and growing brand equities. The company grew from a $1 billion consumer foods business into one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded food and pet products with close to $4 billion in revenue.”

“The board and I have set important goals to drive shareholder value,” stated Tarang Amin, president and chief executive officer of Schiff Nutrition. “We look forward to Rick’s insight as we focus on our long-term growth strategies.”

Wolford added, “With its strong management team, I believe Schiff Nutrition is well positioned to pursue its objectives of building premium brands, leading innovation, expanding the channel and geographic footprint of the company, pursuing acquisitions, and driving world-class operations. I am excited to join this talented and motivated team at this pivotal juncture.”

In March 2011, Richard G. Wolford retired as Chairman, President and Chief Executive Officer of Del Monte.  He had served as Chief Executive Officer since 1997 and Chairman since 2000.  Wolford began his career in the food industry joining Dole Foods in 1967.  Beginning in finance, he held a range of international management positions, and in 1982, he began his five-year tenure as President of Dole Packaged Foods.  In 1987, Wolford joined with venture capital investors to invest in and develop businesses in the food industry.

Wolford served the Grocery Manufacturers Association (GMA) as Chairman of the board of directors from 2010 until 2011, Vice Chairman of GMA from 2008 until 2010 and as Chairman of GMA’s Industry Affairs Council from 2005 until 2010.  He also served on the board of directors for the Consumer Goods Forum (the global association of Consumer Packaged Goods companies) and the Bay Area Council.  Wolford graduated from Harvard University with a degree in Economics.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  Schiff’s portfolio of well-known brands includes Schiff Move Free®, Schiff® Vitamins, Schiff MegaRed®, Schiff Mega-D3®, Tiger's Milk®, Schiff Sustenex®, and Schiff Digestive Advantage®.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:  dependence on sales of Schiff Move Free product and the joint care category, dependence on sales of  Schiff MegaRed product, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales (especially in the joint care and omega-3 categories) outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements, including products in the probiotic space, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction (including the inability to successfully integrate the assets recently acquired from Ganeden), the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Kirsten Chapman / Becky Herrick LHA (415) 433-3777 email: Schiff@lhai.com